UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12
ALPS ETF Trust
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALPS ETF TRUST

Shareholder Name

Address

Address

Address

Reference Number:

URGENT NOTICE

SPECIAL SHAREHOLDER MEETING MAY 31, 2018

Dear Shareholder:

On May 31, 2018, a Special Meeting of Shareholders will be held to vote on the important proposals that were outlined in the proxy materials that were mailed to you. As of the date of this letter, the fund does not have the required vote to pass the proposals. As a result, the meeting may need to adjourn in order to allow shareholders additional time to vote.

Your vote is very important. By taking a moment to vote, all future mail and phone calls to you regarding this matter will be stopped.

•	For personal assistance, call 1-866-875-8613 (toll free) between 9:00 a.m. and 11:00 p.m. Eastern time, Monday through Friday and between 12:00 p.m. and 6:00 p.m. Eastern time on Saturday.

By calling the toll-free number, you will be speaking with a representative of Computershare Fund Services, the firm assisting the funds in the effort of gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the fund(s) that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

After careful consideration, the Board unanimously recommends that shareholders vote in favor of the proposals.

We appreciate your voting. Thank you for investing with ALPS ETF Trust.

Sincerely,

ALPS ETF Trust